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                                                                     Exhibit 24
                               POWER OF ATTORNEY



     WHEREAS: Bell Atlantic - Maryland, Inc., a Maryland corporation (hereinafter referred to as the "Company"), will file with the Securities and Exchange Commission on or before March 31, 1996, an Annual Report on Form 10K pursuant to provisions of the Securities Exchange Act of 1934, as amended, and implementing regulations thereto; and,

     WHEREAS: The undersigned is an officer or director, or both, of the Company as stated below;

     NOW THEREFORE: Each of the undersigned hereby constitutes and appoints William M. English and David K. Hall and each of them, as attorneys for the purpose of executing and filing such Annual Report, and thereafter to execute and file any amended Annual Report or supplements to such report, hereby granting to said attorneys full power to do all things necessary to be done as fully to all intents and purposes as if the undersigned were personally present, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF: Each of the undersigned has executed this power of attorney on the 1st day of February, 1996.


     /s/ JOHN W. DILLON                           /s/ KEIKO HARVEY
______________________________           __________________________________
John W. Dillon                           Keiko Harvey
Director, Vice President-                Director, Vice President- External
                                         Affairs  CO/ISO Engineering


   /s/ WILLIAM M. ENGLISH                       /s/ DANIEL J. WHELAN
______________________________           __________________________________
William M. English                       Daniel J. Whelan
Director, Controller                     Director, President & CEO


     /s/ DAVID K. HALL
______________________________
David K. Hall
Director, Vice President
 & General Counsel